Exhibit 32.2
CONTANGO ORE, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Contango ORE, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2012 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Sergio Castro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2012

/s/ SERGIO CASTRO
Sergio Castro
Vice President, Chief Financial Officer, Treasurer and Secretary